Exhibit 6.2(a)

                        ASSET PURCHASE AND SALE AGREEMENT

     THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement"), is entered into effective July 15, 1998, among ACCURATE THERMOPLASTICS, INC., an Arizona corporation (the "Company"), DIAMOND EQUITIES, INC., a Nevada Corporation ("Diamond"), PRECISION PLASTICS, INC., a Nevada Corporation ("Precision"), a majority-owned subsidiary of Diamond, and Roy L. Thompson who is the holder of all of the capital stock of the Company (the "Selling Shareholder").

                                    RECITALS:

     WHEREAS, the Company is engaged in the plastic injection molding business; and

     WHEREAS, Diamond, through Precision, desires to purchase and the Company desires to sell all of its right, title and interest in and to all or substantially all of the tangible and intangible assets utilized in the Company's business as now conducted (die "Assets").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company, Diamond, Precision and the Selling Shareholder hereby agree as follows:

                                   COVENANTS:

     Subject to the terms and conditions of this Agreement, on the Closing Date, as defined in Paragraph 3, "Closing Date," the Company shall sell, convey, transfer and assign to Precision and Precision shall purchase from the Company, all of the Company's right, title and interest in and to the Assets, as described in Schedule 1.1, accounts receivable as of July 15, 1998 are set forth in Schedule 1. 1. 1. Precision shall assume the liabilities set forth in Paragraph 1, "Assumption of Liabilities" and pay the consideration set forth in Paragraph 2, "Purchase Price and Payment for Assets," to purchase the Assets. All of the Exhibits and Schedules referred to in this Agreement are made a part of this Agreement by this reference.

     1. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, Precision shall assume certain specified liabilities and obligations of the Company and the Selling Shareholder as set forth in Schedule 2. 1, all outstanding purchase orders, all accounts payable as of July 15, 1998, as set forth in Schedule 2. 1. 1, and all liabilities incurred in the ordinary course of business, including employment responsibilities for the Company's employees, who become employees of Precision with the execution of this Agreement . Except as set forth in Paragraph 1, Precision shall not assume any other liabilities or obligations in connection with its purchase of the Assets

     2. PURCHASE PRICE AND PAYMENT FOR ASSETS. Precision will acquire the Assets in consideration for payment of Five Hundred Sixty Thousand Dollars ($560,000) consisting of cash and a promissory note (the "Note") as set forth in Paragraph 2.1, and in consideration for the assumption by Precision of certain liabilities as set forth in Paragraph 1. The purchase price ("Purchase Price") shall be allocated among the Assets according to Schedule 2.2. The Purchase Price will be subject to reduction as set forth in Paragraph 2.1.2.

     2.1. Precision will pay the cash and issue the Note to the Selling Shareholder and the Company as follows:

          2.1.1. Three Hundred Seventy Five Thousand Dollars ($375,000) in cash in the form of two cashiers checks, one in the amount of $300,000 made payable to Wilfried Solenthaler and one in the amount of $75,000 made payable to the Company; and

          2.1.2. The Note, attached hereto as Exhibit A, in the principal amount of One Hundred Eighty Five Thousand Dollars ($185,000) bearing interest at the rate of 8.0% per annum. The principal and accrued interest thereon will be due and payable in one installment of One Hundred Five Thousand Dollars ($105,000) and one installment of Eighty Thousand Dollars ($80,000). The first payment will be made Ninety (90) days from the Closing ("Initial Maturity Date") and the second payment will be made One Hundred Eighty (180) days from the Closing ("Final Maturity Date"). The Note will be secured by the Assets. The security agreement securing the Note ("Security Agreement") will be in the form set forth as Exhibit B. The Purchase Price will be reduced and the principal amount of the Note will be subject to offset or reduction, as specified in the Note, to the extent any pre-existing security interests, liens, encumbrances, mortgages or charges of any nature whatsoever remain outstanding on the Final Maturity Date (or if a court of competent jurisdiction finds liability on behalf of Precision or Diamond for any amounts owed to Jerry Scruggs relating to the December 22, 1995 Agreement), and if Precision agrees to and does satisfy any such liability.

     2.2. The Company will transfer title to the Assets to Precision subject to any pre-existing security interests, liens, encumbrances, mortgages, or charges as disclosed on Schedule 2.1 on the Closing. Further, the Company shall maintain its Corporate Records within Maricopa County for two years after the Closing. The term "Corporate Records" shall mean any and all records kept by the Company in its current and prior operations, including, but not limited to, the financial records, inventory records, all magnetic media, any transferable licenses issued by the federal government or any state or municipal government acquired by the Company in its current or prior operations and its tax returns.

     3. CLOSING DATE.

     3.1. As of the execution of this Agreement (the "Closing") the following shall occur or shall have occurred:

          3.1.1 Consent of the Selling Shareholder and the Company to the transactions contemplated in this Agreement;

          3.1.2 Receipt of a lease in a form satisfactory to Precision for the building in which the Assets are located;

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          3.1.3.  Satisfaction  of  all  conditions  to  closing  set  forth  in
Paragraph 6, "Conditions Precedent to Obligations of Diamond and Precision," and Paragraph 7, "Conditions Precedent to the Obligations of the Company and the Selling Shareholder."

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING SHAREHOLDER. The acceptance of the Purchase Price by the Company and the Selling Shareholder shall constitute an affirmation by the Company and the Selling Shareholder of the truth, as of the Closing, of the representations and warranties made by the Selling Shareholder in this Agreement and the Selling Shareholder and the Company represent and warrant to Diamond and Precision that:

     4.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized and existing in good standing under the laws of the State of Arizona. The Company has full corporate power and authority to carry on its business as now conducted and to own or lease and operate the properties and assets now owned or leased and operated by it. The Company is duly qualified to transact business in the State of Arizona and in all states and jurisdictions in which the business or ownership of its property makes it necessary so to qualify (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

     4.2. CAPITALIZATION. The authorized capital stock of the Company consists solely of 400,000 shares of Common Stock, $1 par value per share, of which 1,750 shares are issued and outstanding ("Company Shares"), all of which shares are owned by the Selling Shareholder.

     4.3. NO SUBSIDIARIES. The Company has no subsidiaries and does not own five percent (5 %) or more of the securities having voting power of any corporation (or would own such securities in such amount upon the closing of any existing purchase obligations for securities).

     4.4. OWNERSHIP AND AUTHORITY. Except as set forth in Schedule 4.4, the Company is the sole owner of the Assets and has the requisite power and authority to own and transfer the Assets, to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by its Board of Directors. This Agreement is valid and binding upon the Company, and is enforceable against the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. The execution, delivery and performance of this Agreement by the Company will not result in the violation or breach of any term or provision of charter instruments applicable to the Company or constitute a material default under any indenture, mortgage, deed of trust or other contract or agreement to which the Company is a party or by which the Company or the Assets are bound or will not cause the creation of a lien or encumbrance on the Assets except that contemplated under the Security Agreement.

     4.5.  LIABILITIES  AND  OBLIGATIONS.  Except  to the  extent  set  forth in
Schedule 4.5, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) secured by a pledge or a lien on the Assets. Precision shall assume only those obligations set forth in Paragraph 1. Any obligations listed in Schedule 4.5 shall be discharged and satisfied in full by the Company as of the Closing.

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     4.6. FINANCIAL STATEMENTS.  The Financial Statements (i) have been prepared from the books and records of the Company by Wheelwright Peterson PLC, an independent certified public accounting firm, (ii) fairly and accurately present the financial condition of the Company as of the dates thereof in conformity with federal tax accounting principals consistently applied, and (iii) contain and reflect all necessary adjustments for fair and accurate presentation of the financial condition as of such dates. Except as set forth in Schedule 4.6, there has not been any change between the date of the Financial Statements (June 30, 1998) and the date of this Agreement which has had or will have a material adverse effect on the financial position or results of operations of the Company. Except as and to the extent reflected or reserved against in such Financial Statements, or otherwise expressly disclosed therein, or except as disclosed in Paragraph 1, the Company has no liabilities or obligations, contingent or otherwise, of a nature required to be reflected in the Financial Statements in accordance with federal tax accounting principles consistently applied.

     4.7. ABSENCE OF CERTAIN CHANGES. Except as disclosed on the Schedules hereto, during the period from June 30, 1998 through and including the Closing, the Company has not:

          4.7.1. Suffered any material adverse change affecting its Assets, liabilities, financial condition or business;

          4.7.2. Made any increase in the compensation payable or to become payable to any of its employees or agents except for increases which have historically been made in the ordinary course of business, or made any bonus payments, except for the bonuses which have historically been made in the ordinary course of business and those approved by Diamond, or compensation arrangements to or with any of its employees or agents, whether direct or indirect;

          4.7.3. Paid or declared any dividends, distributions or other payments due or owing to the Selling Shareholder which will result in a reduction of the book value of the Company, calculated as of June 30, 1998 in accordance with federal tax accounting principles consistently applied, prior to or as of the Closing;

          4.7.4. Sold or transferred any of its assets or canceled any indebtedness or claims owing to it, except in the ordinary course of business and consistent with its past practices;

          4.7.5.  Sold,  assigned  or  transferred  any  formulas,   inventions,
patents, patent applications, trademarks, trade names, copyrights, licenses, computer programs or software, know-how or other intangible assets;

          4.7.6. Amended or terminated any contract, agreement or license to which it is a party otherwise than in the ordinary course of business or as may be necessary or appropriate for the consummation of the transactions described herein;

          4.7.7. Borrowed any money or incurred, directly or indirectly (as a guarantor or otherwise), any indebtedness in excess of $2,500, except in the ordinary course of business and consistent with its past practices;

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          4.7.8.  Except for the items  listed on Schedule  4.5,  discharged  or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown in the Financial Statements or current liabilities incurred since such date in the ordinary course of business, consistent with its past practices;

          4.7.9. Mortgaged, pledged or subjected to lien, charge or other encumbrance any of its Assets, except in the ordinary course of business and consistent with its past practices; or

          4.7.10. Entered into or committed to any other transaction other than in the ordinary course of business, consistent with past practices or as may be necessary or appropriate for the consummation of the transactions described herein.

     4.8. TAXES. The Company (and any predecessor corporation or partnership as to which either of them is the transferee or successor) has timely filed, or has timely secured an extension and will (within the permitted extension) file, all tax returns, including federal, state, local and foreign tax returns, tax reports and forms, as to which the due date for filing is prior to the Closing; has reported all reportable income on such returns; has adopted and followed in the preparation of such returns methods of accounting accepted by law, and has not changed any methods of accounting without compliance with procedures required by law; has not deducted any expenses or charges or claimed any credits which are not allowable; and except as set forth in Schedule 4.8. 1, has paid, or accrued and reserved for, all taxes, penalties and interest shown to be due or required to be paid pursuant to the returns as filed, or as adjusted pursuant to amendment or correction. The Company shall also provide copies of all federal and state income and sales tax returns filed, FICA and state income taxes withholding returns filed and evidence of payment of such taxes as listed in
Schedule 4.8.2 hereto. The Selling Shareholder has (i) paid or will pay by the Closing any property taxes owed with respect to the Assets through the Closing; and (ii) no knowledge of any deficiency or assertion of any deficiency relating to property taxes on the Assets. No examination, audit, or inquiry of any tax return, federal, state or otherwise of the Company is currently in progress and neither the Company nor the Selling Shareholder has received notice of intent to commence any inquiry, audit or examination of any tax return from any taxing authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Company.

     4.9. ASSETS. The Assets are located solely in the state of Arizona. Except as listed on Schedule 4.9, the Assets are either in good working order and condition or are marketable and will be delivered in the same state to Precision on the Closing.

     4.10. TITLE TO THE ASSETS. The Company has good and marketable title to all of the Assets, free and clear of all security interests, liens, encumbrances, mortgages or charges of any nature whatsoever other than those liabilities disclosed on Schedule 2. 1. Any security interests, liens, encumbrances, mortgages or charges not set forth in Schedule 2.1 shall be discharged in full on or before the date of final payment under the Note ("Final Maturity Date") and evidenced by UCC Releases delivered by the Company on the Final Maturity Date.

     4.11. ACCOUNTS RECEIVABLE. The Company is aware of no information that the amount of all accounts receivable, unbilled invoices and other debts due as recorded in the records and books of account of the Company as being due to the Company as of the Closing (less the amount of any provision or reserve therefor made in the records and books of the account of the Company) will not be good and collectible in full in the ordinary course of business in accordance with

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past practices;  and none of such accounts  receivable or other debts is or will at the Closing be subject to any counterclaim or offset except to the extent of any such provision or reserve. There have been no material adverse changes since June 30, 1998 in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, or accounts payable of the Company from that reflected in the Financial Statements.

     4.12. MATERIAL DOCUMENTS. Set forth in Schedule 4.12 is a complete list of all material documents to which the Company is a party. All such documents listed on and attached to Schedule 4.12 are valid, enforceable and accurate and complete copies of such material documents (or, with the consent of Precision, forms thereof) as have been requested by Precision have been provided to the Precision. Except as disclosed in Schedule 4.12, the Company is not or will not be, merely with the passage of time, in default under any such material document nor is there any requirement for any of such material documents to be novated or to have the consent of the other contracting party in order for such material documents to be valid, effective and enforceable by Precision after the Closing as it was immediately prior thereto.

     4.13. INTELLECTUAL PROPERTIES. The Company has no interest in and owns no domestic and foreign letters, patent, patents, patent applications, patent licenses, software licenses and know how licenses, trade names, trademarks, copyrights, unpatented inventions, service mark registrations and applications and copyright registrations and applications owned or used by the Company in the operation of its business (collectively, the "Intellectual Property").

     4.14. NO DEFAULT. Except as provided on Schedule 4.14, the Company and the Selling Shareholder are not in default under any provision of any material contract, commitment, or agreement respecting the Company, the Assets or the capital stock of the Company to which the Company or the Selling Shareholder are parties or by which they are bound.

     4.15. LITIGATION. Except as set forth in Schedule 4.15, there are no actions, claims or proceedings pending or threatened before any court, administrative agency or governmental body against the Company, the Assets, or the Company's employees which may have a material adverse effect on the Company, the Assets, or the Company's financial condition.

     4.16. EMPLOYEES. Schedule 4.16 hereto sets forth the name and current monthly salary and any accrued benefit for each employee of the Company as of the Closing.

     4.17. COMPLIANCE WITH LAWS. The Company has conducted and is continuing to conduct its business in compliance with, and is in compliance with, all applicable statutes, orders, rules and regulations promulgated by governmental authorities relating in any respect to its operations, conduct of business or use of properties, including, without limitation, any applicable statute, order, rule or regulation relating to (i) wages, hours, hiring, nondiscrimination, retirement, benefits, pensions, working conditions, and worker safety and health; (ii) air, water, toxic substances, noise, or solid, gaseous or liquid waste generation, handling, storage, disposal or transportation; (iii) zoning and building codes; (iv) the production, storage, processing, advertising, sale, distribution, transportation, disposal, use and warranty of products; or (v) trade and antitrust regulations. The execution, delivery and performance of this Agreement by the Selling Shareholder and the Company and the consummation by the Selling Shareholder and the Company of the transactions contemplated by this Agreement will not, separately or jointly, violate, contravene or constitute a

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default under any applicable statutes, orders, rules and regulations promulgated by governmental authorities or cause a lien on any property used, owned or leased by the Company to be created thereunder. There are no proposed changes in
any  applicable  statutes,   orders,   rules  and  regulations   promulgated  by
governmental authorities that would cause any representation or warranty contained in this Paragraph 4.17 to be untrue or have an adverse effect on its operations, conduct of business or use of properties.

     4.18. FILINGS. The Company and the Selling Shareholder have made all filings and reports required under all local, state and federal laws with respect to its business and of any predecessor entity or partnership, except filings and reports in those jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders the required filings or reports unnecessary as a practical matter.

     4.19. CERTAIN ACTIVITIES. The Company has not, directly or indirectly, engaged in or been a party to any of the following activities:

          4.19.1 Bribes, kickbacks or gratuities to any person or entity, including domestic or foreign government officials or any other payments to any such persons or entity, whether legal or not legal, to obtain or retain business or to receive favorable treatment of any nature with regard to business (excluding commissions or gratuities paid or given in full compliance with applicable law and constituting ordinary and necessary expenses incurred in carrying on its business in the ordinary course);

          4.19.2 Contributions (including gifts), whether legal or not legal, made to any domestic or foreign political party, political candidate or holder of political office;

          4.19.3 Holding of or participation in bank accounts, funds or pools of funds created or maintained in the United States or any foreign country, without being reflected on the corporate books of account, or as to which receipts or disbursements therefrom have not been reflected on such books, the purpose of which is to obtain or retain business or to receive favorable treatment with regard to business;

          4.19.4 Receiving or disbursing monies, the actual nature of which has been improperly disguised or intentionally misrecorded on or improperly omitted from the corporate books of account;

          4.19.5 Paying fees to domestic or foreign consultants or commercial agents which exceed the reasonable value of the ordinary and customary consulting and agency services purported to have been rendered;

          4.19.6 Paying or reimbursing (including gifts) personnel of the Company for the purpose of enabling them to expend time or to make contributions or payments of the kind or for the purposes referred to in Paragraphs 4.19.1 through 4.19.5 above;

          4.19.7 Participating in any manner in any activity which is illegal under the international boycott provisions of the Export Administration Act, as amended, or the international boycott provisions of the Internal Revenue Code, or guidelines or regulations thereunder; and

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          4.19.8 Making or permitting unlawful charges,  mischarges or defective or fraudulent pricing under any contract or subcontract under a contract with any department, agency or subdivision thereof, of the United States government, state or municipal government or foreign government.

     4.20. EMPLOYMENT RELATIONS. The Company is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice which would result in a material adverse effect on the Company; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slow down or stoppage actually pending or threatened against or involving the Company; no labor representation question exists respecting the employees of the Company; no grievance which might have an adverse effect upon the Company or the conduct of its business exists; no arbitration proceeding arising out of or under any collective bargaining agreement is currently being negotiated by the Company; and the Company has not experienced any material labor difficulty during the last three (3) years.

     4.21. INSURANCE COVERAGE. The policies of fire, liability or other forms of insurance of the Company are described in Schedule 4.21.

     4.22. CHARTER AND BYLAWS. The Company has heretofore delivered to Precision true, accurate and complete copies of the Articles of Incorporation and Bylaws of the Company, together with all amendments to each of the same as of the date hereof.

     4.23. CORPORATE MINUTES. The minute books of the Company made available to Precision at the Closing are the correct and only such minute books and do and will contain complete and accurate records of any and all proceedings and actions at all meetings, including written consents executed in lieu of meetings of its shareholders, Board of Directors and committees thereof through the Closing. The stock records of the Company delivered to Precision at the Closing are the correct and only such stock records and accurately reflect all issues and transfers of record of the capital stock of the Company.

     4.24. DEFAULT ON INDEBTEDNESS. The Company is not in monetary default or in material default in any other respect under any evidence of indebtedness for borrowed money.

     4.25. INDEBTEDNESS. Except as described in Schedule 4.25, the Selling Shareholder and any corporation or entity with which he is affiliated are not indebted to the Company, and the Company has no indebtedness or liability to the Selling Shareholder or any corporation or entity with which he is affiliated.

     4.26. AGREEMENTS, JUDGMENT AND DECREES AFFECTING THE COMPANY AND THE SELLING SHAREHOLDER. The Company and the Selling Shareholder jointly and severally represent and warrant that the Selling Shareholder and the Company are not subject to any agreement, judgment or decree adversely affecting their or its ability to enter into this Agreement, to consummate the transactions contemplated herein, or, to continue as employees or consultants of the Company after Closing. The Company and the Selling Shareholder further represent and warrant that there are no laws or regulations prohibiting the consummation of the transactions contemplated by this Agreement.

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     4.27. GOVERNMENTAL APPROVALS. No consent,  approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by the Selling Shareholder or the Company.

     4.28. COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules hereto, where applicable to the Selling Shareholder and the Company, completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the Company and the Selling Shareholder at the Closing, the Schedules and the representations and warranties contained in this Paragraph 4, and the documents and written information pertaining to the Company furnished to Precision or its agents by or on behalf of the Selling Shareholder or the Company, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF DIAMOND AND PRECISION. Diamond and Precision represent and warrant to the Selling Shareholder and the Company that:

     5.1. ORGANIZATION AND GOOD STANDING.

          5.1.1. Precision is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Precision has full corporate power and authority to carry on its business as now conducted. Precision is duly qualified to transact business in the States of Arizona and Nevada and in all states and jurisdictions in which the business or ownership of the Assets makes it necessary so to qualify (other than jurisdictions in which the nature of the property owned or business conducted, when considered in relation to the absence of serious penalties, renders qualification as a foreign corporation unnecessary as a practical matter).

          5.1.2. Diamond is a publicly held company and is a reporting company under the Securities Exchange Act of 1934 as amended ("Exchange Act"). All reports due under the Exchange Act have been filed as of the date of this Agreement and are true, correct and complete in all material respects.

     5.2. CAPACITY. Precision represents and warrants to the Company and the Selling Shareholder that Precision has read and understands this Agreement, has consulted legal and accounting representatives to the extent deemed necessary and has the capacity to enter into this Agreement and to carry out the transactions contemplated hereby without the consent of any third party.

     5.3. FINDERS. No agent, broker, person or firm acting on behalf of Diamond or Precision is, or will be, entitled to any commission or broker's or finder's fees from any of the parties to this Agreement, or from any person controlling, controlled by or under common control with any of the parties to this Agreement, in connection with any of the transactions contemplated in this Agreement.

     5.4. AUTHORITY AND CONSENT. The execution, delivery and performance of this Agreement by Diamond and Precision have been duly authorized by their respective Boards of Directors. This Agreement is valid and binding upon Diamond and Precision, and is enforceable against Diamond and Precision in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     5.5. VALIDITY OF AGREEMENT. Neither the execution nor the delivery of this Agreement by Diamond and Precision, nor the performance by Diamond and Precision of any of the respective covenants or obligations to be performed by Diamond and Precision hereunder, will result in any violation of any order, decree or judgment of any court or other governmental body, or statute or law applicable to Diamond or Precision, or in any breach of any terms or provisions of either the Articles of Incorporation or Bylaws of Diamond or Precision, or constitute a default under any indenture, mortgage, deed of trust or other contract to which Diamond or Precision is a party or by which Diamond or Precision is bound.

     5.6. GOVERNMENT APPROVALS. No consent, approval or authorization of, or notification to or registration with, any governmental authority, either federal, state or local, is required in connection with the execution, delivery and performance of this Agreement by Diamond or Precision.

     5.7. FINANCIAL STATEMENTS AND PUBLIC REPORTS. The audited consolidated financial statements of Diamond for the fiscal years ended June 30, 1997 and 1996, with accompanying notes, all as contained in Diamond's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, and the financial statements contained in Diamond's Quarterly Reports on Form 10-QSB for the three months and nine month periods ended March 31, 1998, delivered to the Selling Shareholder, fairly and accurately present, in all material respects, the financial position of Diamond at such dates, the results of its operation and changes in its financial position for the periods and years ended on such dates, in conformity with generally accepted accounting principles consistently applied. Such financial statements will contain and reflect all necessary adjustments for a fair and accurate presentation of the financial condition as of the date of such statements.

     5.8. SUBSIDIARIES. Precision is Diamond's only subsidiary as of the date of this Agreement. Diamond owns a majority of the outstanding capital stock of Precision.

     5.9. COMPLETENESS OF REPRESENTATIONS AND SCHEDULES. The Schedules and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, the certificates to be delivered by the officers of Diamond and Precision at the Closing, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Paragraph 5, and the documents and written information pertaining to Diamond furnished to the Company or its agents and the Selling Shareholder by or on behalf of Diamond, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

     6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DIAMOND AND PRECISION . The Closing of this Agreement by Diamond and Precision is in recognition that the following conditions have been, or will be, fulfilled:

     6.1. TITLE.

          6.1.1 At or prior to the Closing, there shall have been delivered to Precision appropriate bills of sales, assignments and other instruments giving and conveying to Diamond all right, title and interest in and to the Assets described or referred to in Schedule 1.1.

          6.1.2 At or prior to the Final Maturity Date, there shall have been delivered to Precision, duly executed UCC-2 Releases, as described in Paragraph 4.10, "Title to the Assets," of this Agreement, or evidence that no liens have been recorded against the Assets and consents to the assignment and transfer by the Company to Precision of all rights of the Company in and to all contracts, agreements, commitments and other assets to be assigned and transferred to Precision hereunder in all instances in which the same may be necessary to vest in Precision all of Company's right title and interest therein and thereto.

     6.2. CONSENT OF PRINCIPAL CUSTOMERS. Prior to Closing, the Company shall have obtained all approvals in conjunction with the transfer of the Assets to Precision as may be required by any contracts between the Company and any of its principal customers and such approvals shall be issued in written form and substance satisfactory to Diamond and their counsel or Diamond shall have waived such requirements.

     6.3. POSSESSION. The Company and the Selling Shareholder shall deliver to Precision possession of the Assets, including any consents of any third parties required to the sale and transfer of the Assets.

     6.4. CONSULTING AGREEMENT. As of the Closing, Roy L. Thompson shall have entered into a consulting and non-compete agreement with Precision in the form attached hereto as Exhibit C.

     6.5. PRIVATE PLACEMENT. The Company will provide Diamond with all the information regarding the Company required by Diamond in connection with Diamond's preparation of any private placement of Diamond's debt or equity securities.

     6.6. FINANCIAL AND OTHER CONDITIONS. The Company shall have no contingent or other liabilities connected with its business, except as disclosed in the Financial Statements and as described in Paragraph 1. The review of the business, premises and operations of the Company and the Financial Statements by Precision at its expense shall not have revealed any matter which, in the sole judgment of Precision, makes the acquisition on the terms herein set forth inadvisable for Precision.

     6.7. LEGAL PROHIBITION. There are no injunctions or final judgments, laws or regulations prohibiting the consummation of the transactions contemplated by this Agreement.

     6.8. ALL CONTRACTS CONTINUED. All lines of credit, debts, fumcing arrangements, leases and other contracts of the Company shall be acceptable to Precision and shall continue under their present terms and conditions in Precision's name after the Closing and all approvals relating to the sale of the Assets, and to effect the transactions contemplated hereby, required by the foregoing instruments and arrangements shall have been obtained by the Closing.

     6.9. DISMISSAL OF BANKRUPTCY. Precision shall have received a copy of the order from the bankruptcy court with jurisdiction over the Company's prior bankruptcy of such bankruptcy's dismissal, closure or final decree.

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDER. The Closing of this Agreement by the Company and the Selling Shareholder is in recognition that the following conditions have been, or will be, fulfilled:

     7.1. EXECUTION AN APPROVAL OF AGREEMENT. Diamond and Precision shall have duly executed and delivered this Agreement to the Company and the Selling Shareholder.

     7.2. PAYMENT. Subject to the terms and conditions hereof, Precision shall have delivered the cash, executed the Note and assumed the Liabilities of the Company and the Selling Shareholder in exchange for the Assets as described in Paragraph 3, "Purchase Price. "

     7.3. CONSULTING AGREEMENT. As of the Closing, Roy L. Thompson shall have entered into a consulting and non-compete agreement with Precision in the form attached hereto as Exhibit C.

     7.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties made to the Company and the Selling Shareholder in this Agreement or in any document, statement, list or certificate furnished pursuant hereto shall be true and correct as of the Closing.

     8. INDEMNIFICATION.

     8.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS. The representations and warranties made by the parties in this Agreement and all of the covenants of the parties in this Agreement, shall survive the execution and delivery of this Agreement and the Closing and shall expire on the third anniversary of the Closing. Any claim for indemnification shall be effective only if notice of such claim is given by the party claiming indemnification or other relief to the party against whom such indemnification or other relief is claimed on or before the third anniversary of the Closing.

     8.2. INDEMNIFICATION BY PRECISION.

          8.2.1 Precision agrees to indemnify and hold the Company and the Selling Shareholder harmless, from and after the Closing, against and in respect of all matters in connection with any losses, liabilities, costs or damages (including reasonable attorneys' fees) incurred by the Selling Shareholder that result from Precision's business operations and/or any misrepresentation or
breach  of  the   warranties   by  Diamond  and   Precision   in   Paragraph  5,
"Representations and Warranties of Diamond and Precision, " or any breach or non-fulfillment of any agreement or covenant on the part of Precision contained in this Agreement, and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

          8.2.2. In no event shall Precision's liability under Paragraph 8.2.1 above to the Company and the Selling Shareholder (other than for costs and reasonable attorneys' fees incurred by such Selling Shareholder to which they may be entitled pursuant to Paragraph 8.4 or 9.3) collectively exceed the Purchase Price. No claim for indemnification may be made under this Paragraph 9 after the third anniversary of the Closing.

     8.3. INDEMNIFICATION BY THE SELLING SHAREHOLDER.

          8.3.1. The Selling Shareholder agrees to indemnify and hold Diamond and Precision harmless, from and after the Closing, against and in respect of all matters in connection with any losses, liabilities or damages (including reasonable attorneys' fees) incurred by Diamond or Precision resulting from any misrepresentation or breach of their warranties in Paragraph 4, "Representations and Warranties of the Company and the Selling Shareholder," or any breach or non-fulfillment of any agreement or covenant on the part of the Company and the Selling Shareholder contained in this Agreement and all suits, actions, proceedings, demands, judgments, costs and expenses incident to the foregoing matters, including reasonable attorneys' fees.

          8.3.2. Notwithstanding the provisions of Paragraph 8.3. 1 above, Precision shall be entitled to seek indemnification from the Selling Shareholder pursuant to Paragraph 8.3.1 only for the portion of the aggregate of the losses, liabilities, costs and damages (including reasonable attorneys' fees) incurred by Precision which it would be entitled to claim under such Paragraph 8.3.1 that in the aggregate exceeds $10,000. Upon such occurrence, the collective liability of the Selling Shareholder under Paragraph 8.3.1 above to Precision (other than for costs and reasonable attorneys' fees incurred by Precision to which it may be entitled pursuant to Paragraphs 8.4 or 10.3) will not exceed the Purchase Price paid to the Company and the Selling Shareholder. No claim for indemnification may be made under this Paragraph 8 after the third anniversary of the Closing

     8.4. ARBITRATION. If Precision believes that a matter has occurred that entitles it to indemnification under Paragraph 8.3, "Indemnification by the Selling Shareholder," or the Selling Shareholder believes that a matter has occurred that entitles them to indemnification under Paragraph 8.2, "Indemnification by Precision," Precision or the Selling Shareholder, as the case may be (the "Indemnified Party"), shall give written notice to the party or parties against whom indemnification is sought (each of whom is referred to herein as an "Indemnifying Party") describing such matter in reasonable detail. The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its losses, liabilities, costs or damages and to supplement its claim from time to time thereafter by further notices as they are established. Each Indemnifying Party shall send a written response to such claim for indemnification within thirty (30) days after receipt of the claim stating its acceptance or objection to the indemnification claim, and explaining its position in respect thereto in reasonable detail. If such Indemnifying Parry does not timely so respond, it will be deemed to have accepted the Indemnified Party's indemnification claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute, and upon the expiration of an additional thirty (30) day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Phoenix, Arizona to a member of the American Arbitration Association mutually appointed by the Indemnified Party and Indemnifying Party (or, in the event the Indemnified Party and Indemnifying Party cannot agree on a single such member, to a panel of three members of such Association selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. The prevailing party in any such arbitration shall be entitled to recover from, and have paid by, the other party hereto all fees and disbursements of such arbitrator or arbitrators. For this purpose, a party shall be deemed to be the prevailing party only if such party would be deemed to be a prevailing party under Paragraph 10.1.3.

     8.5. NO FINDERS. Precision represents and warrants to the Company and the Selling Shareholder and the Company and the Selling Shareholder represent and warrant that there are no obligations to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement. Precision agrees to indemnify and hold the Selling Shareholder harmless from any breach of Precision's representation in the previous sentence, and the Selling Shareholder agrees to indemnify and hold Precision harmless from any breach of his representation in the previous sentence. The parties acknowledge that Lerrin may seek a commission and Diamond and Precision acknowledge that the Company and the Selling Shareholder deny that such commission is owed. In the event that Lerrin seeks such a commission, the Company and the Selling Shareholder agree to indemnify Diamond and Precision against any fees claimed by Lerrin to be owed by Diamond or Precision. In addition, the Company and the Selling Shareholder agree to pay all costs and expenses, including without limitations any legal fees associated with the defense of any suit or proceeding brought by Lerrin against Diamond or Precision with respect to any finder's fee.

     8.6. THIRD PERSON CLAIM PROCEDURES. If any third person asserts a claim against an Indemnified Party for an indemnifiable event, the Indemnified Party shall promptly (but in no event later than ten (10) days prior to the time at which an answer or other responsive pleading or notice with respect to the claim is required) notify the Indemnifying Party of such claim. The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving prompt notice to the Indemnified Party that it will do so, such election to be made and notice given in any event at least five (5) days prior to the time at which an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, the Indemnifying Party may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval, not to be unreasonably withheld), will be responsible for the expenses of such defense, and shall be bound by the results of its defense or settlement of the claim to the extent it produces damage or loss to the Indemnified Party. The Indemnifying Party shall not settle such claims without prior notice to and consultation with the Indemnified Party, and no such settlement involving any injunction or material and adverse effect on the Indemnified Party may be agreed to without its consent. As long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party does not make such election, or having made such election does not proceed diligently to defend such claim prior to the time at which an answer or other responsive pleading or notice with respect thereto is required, or does not continue diligently to contest such claim, then the Indemnified Party may take over defense and proceed to handle such claim in its exclusive discretion, and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. The parties agree to cooperate in defending such third party claims, an d the defending party shall have access to records, information and personnel in control of the other part which are pertinent to the defense thereof.

     8.7. LIMITATION OF REMEDIES. No party to this Agreement shall be liable to any other party or parties or have any remedies against any other party or parties under this Agreement other than as provided in Paragraph 8, "Indemnification, " and Paragraph 9, "Termination." The parties understand that this requires that all disputed claims shall be submitted to arbitration in accordance with Paragraph 8.4, "Arbitration."

     8.8. INDEMNIFICATION LIMITS. The indemnification rights and obligations of the parties shall cease with respect to any matter as to which notice has not been given to the Indemnifying Parry prior to the third anniversary of the Closing. The maximum amount for which an Indemnifying Party shall be liable for is the Purchase Price paid to the Company and the Selling Shareholder under this Agreement, as described under Paragraph 3, "Purchase Price."

     9. EXPENSES AND TRANSFER TAXES.

     9.1. Precision shall be solely responsible for paying its own expenses and costs incident to the preparation of this Agreement and to the consummation of the transactions contemplated by this Agreement, and shall have no obligation for paying such expenses or costs of the other parties.

     9.2. The Company and the Selling Shareholder shall be solely responsible for paying their own expenses and costs incident to the preparation of this Agreement and to the consununation of the transactions contemplated by this Agreement. The Company and the Selling Shareholder shall have no obligation to reimburse the expenses or costs of Precision.

     9.3. Notwithstanding any of the other provisions hereof, in the event of arbitration and/or litigation with respect to the interpretation or enforcement of this Agreement or any provisions hereof, the prevailing party in any such matter shall be entitled to recover from the other party their or its reasonable costs and expense, including reasonable attorneys' fees, incurred in such arbitration and/or litigation. For purposes of this subparagraph 9.3, a party shall be deemed to be the prevailing party only if such party (A)(i) receives an award or judgment in such arbitration and/or litigation for more than 50 % of the disputed amount involved in such matter, or (ii) is ordered to pay the other party less than 50 % of the disputed amount involved in such matter or (B)(i) succeeds in having imposed a material equitable remedy on the other party (such as an injunction or order compelling specific performance), or (ii) succeeds in defeating the other party's request for such an equitable remedy.

     9.4. Precision, the Company and the Selling Shareholder do not believe any sales or transfer taxes will be due as a result of the sale and transfer of the Assets as contemplated in this Agreement. Precision shall, however, pay any sales or transfer taxes which may become due on the sale or transfer of the Assets under this Agreement.

     10. RISK OF LOSS. The risk of loss or destruction of all or any part of the Assets prior to the Closing from any cause (including, without limitations fire, theft, acts of God or public enemy) shall be upon the Company and the Selling Shareholder. Such risk shall be upon Precision if such loss occurs after the Closing.

     11. NODFICATION OF CLAIMS. Each party will promptly notify the other of any third party claims against any party relating to the Company or the Assets of which it receives knowledge or notice so as to permit such party an opportunity to prepare a timely defense to such claim or to attempt settlement.

     12. MISCELLANEOUS.

     12.1 BINDING AGREEMENT. The parties covenant and agree that this Agreement, when executed and delivered by the parties, will constitute a legal, valid and binding agreement between the parties and will be enforceable in accordance with its terms.

     12.2. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

     12.3. ENTIRE AGREEMENT. This Agreement and its exhibits and schedules constitute the entire contract among the parties hereto with respect to the subject matter thereof, superseding all prior communications and discussions and no party hereto shall be bound by any communication on the subject matter hereof unless such is in writing signed by any necessary party thereto and bears a date subsequent to the date hereof. The exhibits and schedules shall be construed with and deemed as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Information set forth in any exhibit, schedule or provision of this Agreement shall be deemed to be set forth in every other exhibit, schedule or provision of this Agreement and therefore shall be deemed to be disclosed for all purposes of this Agreement.

     12.4. MODIFICATION. This Agreement may be waived, changed, amended, discharged or terminated only by an agreement in writing signed by the party against whom enforcement of any waiver, change, amendment, discharge or termination is sought.

     12.5. NOTICES. All notices, requests, demands and other communications shall be deemed to have been duly given three (3) days after postmark of deposit in the United States mail, if mailed, certified or registered mail, postage prepaid:

               If to the Company or the Selling Shareholder:

               Roy L. Thompson
               1121 Gold Nugget Lane
               Payson, Arizona 85541

               With copy to:

               Timothy D. Ronan
               Ronan & Firestone, PLC
               649 North Second Avenue
               Phoenix, Arizona 85003

               Michael Barry
               Meyer, Hendricks, Bivens & Moyes, P.A.
               3003 North Central Avenue, Suite 1200
               Phoenix, Arizona 85012-2200

               If to Diamond or Precision:

               Diamond Equities, Inc.
               2010 E. University Drive, Suite #3
               Tempe, Arizona 85281
               Attn: David D. Westfere, President

               With a copy to:

               Christian J. Hoffnann, III
               Streich Lang, P.A.
               Renaissance One
               Two N. Central Avenue
               Phoenix, Arizona 85004-2391

or to such other address as any party shall designate to the other in writing. The parties shall promptly advise each other of changes in addresses for such notices.

     12.6. CHOICE OF LAW. This Agreement shall be governed by, construed, interpreted and enforced according to the laws of the State of Arizona.

     12.7.  SEVERABILITY.  If any  portion  of this  Agreement  shall be finally determined by any court or governmental agency of competent jurisdiction to violate applicable law or otherwise not to conform to requirements of law and, therefore, to be invalid, the parties will cooperate to remedy or avoid the invalidity, but, in any event, will not upset the general balance of relationships created or intended to be created between them as manifested by this Agreement and the instruments referred to herein. Except insofar as it would be an abuse of the foregoing principle, the remaining provisions hereof shall remain in full force and effect.

     12.8. OTHER DOCUMENTS. The parties shall upon reasonable request of the other, execute such documents as may be necessary or appropriate to carry out the intent of this Agreement.

     12.9. HEADINGS AND THE USE OF PRONOUNS. The paragraph headings hereof are intended solely for convenience of reference and shall not be construed to explain any of the provisions of this Agreement. All pronouns and any variations thereof and other words, as applicable, shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or matter may require.

     12.10. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

     12.11. NO WAIVER AND REMEDIES. No failure or delay on a parties part to exercise any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a party of a right or remedy hereunder preclude any other or further exercise. No remedy or election hereunder shall be deemed exclusive but it shall, where ever possible, be cumulative with all other remedies in law or equity.

     12.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.13. FURTHER ASSURANCES. Each of the parties hereto shall use commercially practicable efforts to fulfill all of the conditions set forth in this Agreement over which it has control or influence (including obtaining any consents necessary for the performance of such party's obligations hereunder) and to consummate the transactions contemplated hereby, and shall execute and deliver such further instruments and provide such documents as necessary to effect this Agreement.

     12.14. RULES OF CONSTRUCTION. The normal rules of construction which require the terms of an agreement to be construed most strictly against the drafter of such agreement are hereby waived since each party have been represented by counsel in the drafting and negotiation of this Agreement.

     12.15 THIRD PARTY BENEFICIARIES. Each party hereto intends this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                                 PRECISION:

ACCURATE THERMOPLASTICS, INC.            PRECISION PLASTICS, INC.
a Florida Corporation                    a Nevada corporation

/s/ Roy Thompson                         /s/ David D. Westfere
---------------------------------        ----------------------------------
By Roy Thompson                          By David D. Westfere
Its President                            Its President

                                         Diamond:

SELLING SHAREHOLDER:                     DIAMOND EQUITIES, INC.
                                         a Nevada corporation

/s/ Roy Thompson                         /s/ David D. Westfere
---------------------------------        ----------------------------------
Roy L. Thompson                          By David D. Westfere
                                         Its President